UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016
HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2016, HRG Group, Inc. (“HRG” or the “Company”) and David M. Maura, Managing Director and Executive Vice President of Investments of the Company, entered into a Separation and Release Agreement (the “Agreement”) pursuant to which Mr. Maura resigned his employment with the Company, but will continue to serve as the Executive Chairman of Spectrum Brands Holdings, Inc. and its subsidiaries (“Spectrum Brands”) and as a member of the Company’s Board of Directors.
Pursuant to the Agreement, Mr. Maura’s last day of employment with the Company was November 29, 2016 and on such date he resigned from all positions with the Company and its subsidiaries and affiliates except for his positions with Spectrum Brands and his position as a director of the Company.  Following his separation from the Company, Mr. Maura will continue to focus his attention on Spectrum Brands and will continue to serve in his capacity as a director and officer of Spectrum Brands. In addition, Mr. Maura will continue to remain on the board of directors of the Company.
In connection with the foregoing, Mr. Maura will receive a lump sum cash payment of $500,000 payable within five days after the Release Effective Date (as defined below) and COBRA reimbursement, if applicable, for a period of up to 12 months. In addition, Mr. Maura’s 48,408 unvested options to acquire Company stock that were awarded prior to November 28, 2016 will fully vest on the Release Effective Date and become exercisable on November 29, 2017. Mr. Maura’s 110,212 remaining shares of unvested restricted stock previously granted shall settle and be delivered on November 29, 2017. “Release Effective Date” means the eighth day after the Agreement becomes effective and the release contained therein becomes irrevocable.
Mr. Maura will receive a bonus for the Company’s 2016 fiscal year, consisting of $1,540,000 payable in cash on the fifth business day after the Release Effective Date, $1,815,080 payable in cash on November 1, 2018 and a fully vested option on the fifth business day after the Release Effective Date to acquire 318,190 shares of common stock of the Company. Such options will be exercisable as follows: 30,626 on the date of grant, 30,626 on the first anniversary of the date of grant, 128,469 on the second anniversary of the date of grant and 128,469 on the third anniversary of the date of grant. Mr. Maura will receive a cash bonus of $2,150,000 for the Company’s 2017 fiscal year, payable on the fifth business day after the Release Effective Date.
Mr. Maura will also receive any earned but unpaid salary and any unpaid vacation time and unreimbursed business expenses through November 29, 2016. Mr. Maura remains subject to certain non-solicitation restrictions of the Company’s employees for 18 months post-termination of employment and confidentiality provisions indefinitely. The Agreement also contains a customary mutual release of claims.
..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Senior Vice President, General Counsel & Corporate Secretary

Dated: November 30, 2016